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                          THIRD AMENDMENT
               TO SECURED REVOLVING CREDIT AGREEMENT
                    DATED AS OF APRIL 30, 1993

    WHEREAS, Circuit Systems,  Inc., an  Illinois corporation  (the
"Company) and  NBD  Bank,  an  Illinois  banking  corporation  (the
"Bank"), are party to that certain Secured Revolving Credit Agreement dated as of April 30, 1993 as amended April 29, 1994 and August 23, 1994 (the "Agreement"); and

   WHEREAS, the Company has requested that the Bank extend the maturity date of the Revolving Credit Commitment, the Revolving Credit Loans, the Credit Facility and the Credit Facility Loans under the Agreement and to make certain other amendments as hereinafter set forth; and

   WHEREAS, the Bank has agreed to the requested extension and certain other amendments as hereinafter set forth, provided that the parties execute this Third Amendment, and that, among other things, the Company executes and delivers to the Bank a new
Revolving Credit Note and a new Credit Facility Note in the form(s) attached hereto as Exhibits "A" and "B";

   NOW THEREFORE, subject to such conditions as are set forth herein, it is agreed between the Company and the Bank that:

  I. The date "August 31, 1996" appearing in Subsection (a) of
     Section I., Subsection (a) of Section 2., Subsection
     (d) of Section 5., and in the last paragraph of Section 4. of the Agreement is amended to read "August 31, 1997".

 II. The date  "August 31,  1995" appearing  in Subsection  (b)  of
     Section 1. and Subsection (b) of Section 2. of the Agreement is amended to read "August 31, 1996".

 III. Subsection (t)(i) of  Section 11   of  the Agreement  is
      amended to read as follows:

"(i) a minimum current ratio (excluding from current liabilities, amounts payable with respect to equipment purchased and held pending conversion into long term financing lease transactions) of
1.15 to 1.00;

 IV. Subsection (v) of Section 11 of the Agreement is amended in its entirety to read as follows:

"(v) The Company will maintain, from and after April 30, 1995 and at each fiscal year end of the Company thereafter, a cumulative minimum Tangible Net Worth of not less than (i) $15,000,000.00 plus (ii) 50% of the Company's earned net profits for each such fiscal year end."
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As a  condition  precedent to  the  taking effect  of  this  Third
Amendment, the  Company shall  provide to  the Bank,  in form  and
substance  satisfactory  to   the  Bank  (i)   signed  copies   of
certificates of the Secretary or Assistant Secretary of the Company, and dated as of the date of this Third Amendment, which shall certify approval of, and all necessary corporate action with respect to the authorization, execution and delivery of this Third Amendment and all relevancies appertaining thereto.

By execution and delivery hereof, the Company further reaffirms all applicable representations and warranties contained in Section 11 of the Agreement as true and correct as of the date hereof.

Except as stated herein, all terms and provisions of the Secured Revolving Credit Agreement remain unchanged and in full force and effect.

 IN WITNESS WHEREOF, this Amendment has been duly executed as of the 31 st day of August, 1995.

        NBD Bank                              Circuit Systems, Inc.

   By:                                   By:
     Steven F. Gersch, Vice President      D.S. Patel, President

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